UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

OWL ROCK CAPITAL CORPORATION III

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56173	84-4493477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Introductory Note

As discussed in Owl Rock Capital Corporation III's (the “Company”) definitive proxy statement filed with the Securities and Exchange Commission on January 27, 2021, Owl Rock Capital Partners LP (“Owl Rock Capital Partners”) and certain of its affiliates (collectively, “Owl Rock”) have entered into a Business Combination Agreement with Neuberger Berman Group LLC (“Neuberger”) and Altimar Acquisition Corporation (“Altimar”), a publicly-traded special purpose acquisition company sponsored by an affiliate of HPS Investments Partners, LLC, pursuant to which Owl Rock and Dyal Capital Partners, a division of Neuberger, are expected to combine with Altimar to form Blue Owl Capital Inc., an alternative asset management firm that will be a publicly-traded company listed on the New York Stock Exchange. The Company’s investment adviser is Owl Rock Diversified Advisors LLC (the “Adviser”), an indirect subsidiary of Owl Rock Capital Partners. The closing of the transaction contemplated by the Business Combination Agreement (the “Transaction”) will result in a change in control of the Adviser (the “Adviser Change in Control”) under the Investment Company Act of 1940, as amended (the “1940 Act”), which will result in an assignment and subsequent termination of the current investment advisory agreement, dated June 4, 2020, between the Company and the Adviser (including all amendments thereto, the “Existing Advisory Agreement”) in accordance with the 1940 Act. Since the Existing Advisory Agreement will terminate upon closing of the Transaction, the shareholders of the Company were asked to approve an amended and restated investment advisory agreement (the “New Advisory Agreement”) between the Company and the Adviser at a special meeting of shareholders (the “Special Meeting”). The New Advisory Agreement will become effective upon the closing of the Transaction and the resulting Adviser Change in Control.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 17, 2021, the Special Meeting was held virtually via live webcast. There were present at the Special Meeting, in person or by proxy, shareholders holding an aggregate of 15,401,563 shares of the Company’s common stock, out of a total of 19,858,462 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. Below is a description of the matters voted on at the Special Meeting and the final results of such voting.

Proposal 1. The proposal to approve the Company’s entry into the New Advisory Agreement between the Company and Adviser, pursuant to which the Adviser will continue to provide investment advisory and management services to the Company following the Adviser Change in Control with no changes to terms, was approved based on the following votes:

Votes For	Votes Against	Abstain
15,396,835	0	4,728

Proposal 2. The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the New Advisory Agreement was approved based on the following votes:

Votes For	Votes Against	Abstain
15,396,835	0	4,728

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CAPITAL CORPORATION III

Dated: March 17, 2021	By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Financial Officer